As filed with the Securities and Exchange Commission on July 28, 2015

Registration No. 333-204592

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 2

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1311	73-0785597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arnold J. Johnson Senior Vice President, General Counsel and Secretary Noble Energy, Inc. 1001 Noble Energy Way Houston, Texas 77070 (281) 872-3100	Frank E. Bayouth, Esq. Eric C. Otness, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1000 Louisiana, Suite 6800 Houston, Texas 77002 (713) 655-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

On July 20, 2015, Noble Energy, Inc. (the “Company”), completed the previously announced merger (the “Merger”) of Rosetta Resources Inc. (“Rosetta”) with and into a wholly owned subsidiary of the Company (“Merger Sub”) pursuant to the Agreement and Plan of Merger, dated May 10, 2015, among the Company, Rosetta and Merger Sub (the “Merger Agreement”).

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated the offering of common stock of the Company, par value $0.01 per share (“Noble Common Stock”), pursuant to the Registration Statement on Form S-4 (No. 333-204592) (the “Registration Statement”), under which the Company registered 41,958,489 shares of Noble Common Stock to be issued in connection with the Merger. Accordingly, pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister 3,964 shares of Noble Common Stock that remain unissued under the Registration Statement as of the effective date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-204592 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 28, 2015.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
David L. Stover
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity in which signed	Date

/s/ David L. Stover David L. Stover		Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 28, 2015

/s/ Kenneth M. Fisher Kenneth M. Fisher		Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2015

/s/ Dustin A. Hatley Dustin A. Hatley		Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 28, 2015

* Jeffrey L. Berenson		Director	July 28, 2015

* Michael A. Cawley		Director	July 28, 2015

* Edward F. Cox		Director	July 28, 2015

/s/ James E. Craddock James E. Craddock		Director	July 28, 2015

* Thomas J. Edelman		Director	July 28, 2015

* Eric P. Grubman		Director	July 28, 2015

* Kirby L. Hedrick		Director	July 28, 2015

* Scott D. Urban		Director	July 28, 2015

* William T. Van Kleef		Director	July 28, 2015

* Molly K. Williamson		Director	July 28, 2015

By:	/s/ David L. Stover		July 28, 2015
David L. Stover, As Attorney-in-Fact